United States
Securities and Exchange Commission
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2019
Hannon Armstrong Sustainable Infrastructure Capital, Inc.
(Name of Registrant as Specified In Its Charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,
Maryland 21401
(Address of principal executive offices)

(410) 571-9860
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 per value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01	Other Events.

On September 12, 2019, Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company”), through its indirect subsidiaries HAT Holdings I LLC, a Maryland limited liability company (“HAT I”), and HAT Holdings II LLC, a Maryland limited liability company (“HAT II”, and together with HAT I, the “Issuers”), issued an additional $150 million aggregate principal amount of its 5.25% unsecured senior notes due 2024 (the “Additional Notes”) under the indenture, dated as of July 2, 2019 (the “Indenture”), between the Issuers and the Company, Hannon Armstrong Sustainable Infrastructure, L.P., a Delaware limited partnership (the “Operating Partnership”), and Hannon Armstrong Capital, LLC, a Maryland limited liability company (“HAC,” and collectively with the Company and the Operating Partnership, the “Guarantors”), as guarantors, and U.S. Bank National Association, as trustee. The Additional Notes are additional notes and form part of the same series as the Company’s existing 5.25% unsecured senior notes due 2024. The Additional Notes were priced at 104.875% of the principal amount plus interest deemed to have accrued since July 2, 2019, with a yield to maturity of 4.13% and a yield to worst of 3.86%. For additional information regarding the terms of the Additional Notes and the Indenture, see the Company’s current report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 2, 2019.
The Additional Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers within the United States in accordance with Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. The Additional Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act and other applicable securities laws.
The Company believes the Additional Notes meet the environmental eligibility criteria for green bonds as defined by the International Capital Market Association’s Green Bond Principles. The Company intends to utilize the net proceeds of approximately $155 million (excluding amounts for accrued interest) of this offering to acquire or refinance, in whole or in part, eligible green projects, which include assets that are neutral to negative on incremental carbon emissions. In addition, these projects may include projects with disbursements made during the twelve months preceding the issue date of the Additional Notes and those with disbursements to be made following the issue date. Prior to the full investment of such net proceeds, the Company intends to apply the proceeds to repay a portion of the outstanding revolving borrowings under the Company’s two senior secured credit facilities. For any net proceeds from the offering not used to repay these credit facilities, the Company intends to invest such net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with the Company’s intention to continue to qualify for taxation as a real estate investment trust.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and General Counsel

Date: September 12, 2019